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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Telewest Global, Inc.:

        We consent to the use of our audit report dated March 18, 2005 incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Audit Plc KPMG Audit Plc

London, United Kingdom
January 30, 2006

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  Exhibit 23.2